EXHIBIT 99.1



                                                  For more information, contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                  Executive Vice President & CFO
                                                                  (503) 598-3250

                           WEST COAST BANCORP REPORTS
                       RECORD FIRST QUARTER 2004 EARNINGS

O    EARNINGS PER DILUTED SHARE OF $.33;  A 10% INCREASE OVER FIRST QUARTER 2003
O    TOTAL LOANS INCREASED 7% OR $87 MILLION FROM THE FIRST QUARTER OF 2003
O    RETURN ON AVERAGE EQUITY OF 14.8%, UP FROM 14.3% IN THE FIRST QUARTER 2003

Lake Oswego, OR - April 13, 2004- West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.2 million or $0.33 per diluted share for the first quarter of 2004, compared to earnings of $4.72 million or $0.30 per diluted share in the first quarter of 2003. This represents a 10% net income and earnings per diluted share growth from the same quarter in 2003.

           ---------------------------------------------------------
                                              Three Months Ended
                                                   March 31,
           ---------------------------------------------------------
                  (# in 000's except per
                     share data)                 2004        2003
           ---------------------------------------------------------
           Earnings per Diluted Share        $      .33  $      .30
           ---------------------------------------------------------
           Net Income                        $    5,171  $    4,719
           ---------------------------------------------------------
           Return on Average Equity                14.8%       14.3%
           ---------------------------------------------------------
           Book Value per Share              $     9.52  $     8.88
           ---------------------------------------------------------
           Total Period End Loans            $1,260,771  $1,174,242
           ---------------------------------------------------------
           Total Period End Deposits         $1,380,120  $1,272,475
           ---------------------------------------------------------

"The 10% increase in earnings per share, to $.33 in the first quarter of 2004, from the same quarter last year represents continued progress for the Company," said Robert D. Sznewajs, President and CEO. "The Company remains dedicated to its stated strategy of growing its commercial and home equity loan portfolios. In addition, the Company was successful in growing its real estate construction loan portfolio by almost $10 million or 9% from the end of the first quarter a year ago. Credit quality has also remained consistent with previous quarterly trends. Furthermore, the Company was selected by Oregon Business Magazine as one of their `100 Best Companies To Work For' in Oregon."

Financial Results
Over the 12 months ending March 31, 2004, total loans for the Company grew by more than 7%, or $87 million. The Company experienced particularly strong growth during this period in commercial, real estate construction, and home equity loans. Compared to year-end 2003, total loans increased by nearly $40 million, an annualized rate of 13%, with solid increases in the commercial, real estate construction, and home equity loan categories.

For the quarter ended March 31, 2004, net interest income was $18.2 million; an increase of $1.5 million or 9% from the first quarter of 2003. Higher loan and investment balances and an improved deposit mix contributed to the increase in net interest income. The net interest margin at 4.78 % in the latest quarter declined slightly from 4.82% in the same

WEST COAST BANCORP REPORTS FIRST QUARTER 2004 EARNINGS
   April 13, 2004
   Page 2 of 6

quarter last year due to lower reinvestment yields and declining yields in the loan and investment portfolios. However, the first quarter 2004 net interest margin increased 18 basis points from the fourth quarter 2003. The sequential quarter increase in the net interest margin was caused by an improved mix in average earning assets and a wider loan to deposit spread.

Total non-interest income increased by $.5 million or 11% in the first quarter of 2004 compared to the same period a year ago. The quarter over quarter increase in deposit accounts and related fees associated with overdraft protection activity, additional related payment systems revenues, and higher investment product sales revenue accounted for $.4 million of the increase. These increases were partly offset by a $.3 million decline in gain on sales from reduced residential mortgage origination volume compared to the first quarter of 2003. Other non-interest income increased by $.2 million due to the one-time sale of a repossessed property.

First quarter 2004 total non-interest expense increased 11% or $1.5 million compared to the first quarter 2003. Salaries and benefits increases represented $1.1 million of the year-over-year quarterly increase. Approximately 40% of the $1.1 million increase in salaries and benefits was associated with new branch offices and additional commercial and residential lending officers. The first quarter 2004 occupancy expense increased $.4 million from the first quarter of 2003, with $.3 million being a one-time charge as a result of decreasing our book value in an affordable housing tax credit to match our equity in the project. Year over year first quarter marketing expenses increased $.2 million mainly due to additional direct mail cost associated with a new product launched in the South Puget Sound Region, while other loan expense declined $.3 million, primarily in the area of other real estate owned costs. Declining legal costs positively affected professional expense on a year over year first quarter basis.

Annualized net charge-offs were .11% of average loans for the first quarter 2004, compared to .15% in the same period last year. Net charge-offs were $.3 million in the quarter ended March 31, 2004, virtually unchanged from the $.4 million in the first quarter of 2003. At March 31, 2004, the allowance for loan losses was 1.48% of total loans compared to 1.47% on March 31, 2003. Non-performing assets were $5.2 million or .31% of total assets at March 31, 2004, down from $6.4 million or .41% at March 31, 2003. The allowance for loan losses was 524% of total non-performing loans at March 31, 2004, compared to 358% at March 31, 2003.

During the first quarter of 2004, consistent with its capital plan and pursuant to its corporate repurchase program, the Company repurchased approximately 132,400 shares. During the past twelve months, the Company repurchased approximately 520,100 shares or 3.5% of its common shares outstanding at an average cost of $19.70 per share. At March 31, 2004, approximately 188,000 shares remained available for repurchase.

Other:
The Company will hold a webcast conference call Wednesday, April 14, 2004, at 8:30 a.m. Pacific Time, during which the Company will discuss first quarter results, review its strategic progress, and provide management's current earnings expectations for the full year 2004. To access the conference call via a live webcast, go to www.wcb.com and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call

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WEST COAST BANCORP REPORTS FIRST QUARTER 2004 EARNINGS
   April 13, 2004
   Page 3 of 6

may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $1.7 billion in assets, operating 48 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:
Statements in this report regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ from forward-looking statements include, among others: general economic and banking business conditions; evolving banking industry standards; competitive factors, including pricing pressures on Bancorp's loan yield and rates paid on deposits; changing customer investment, deposit and lending behaviors; changing interest rate environments, including the shape and the level of the yield curve, that could decrease net interest income and fee income, including lowers gains on sales of loans; vendor service quality;
changes in laws and other legal developments; government funding of Small Business Administration ("SBA") loans; and changes in technology or required investments in technology.

Furthermore, the forward-looking statements are subject to risks related to the Company's ability to: attract and retain additional lending officers and other key personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain fee generation; maintain asset quality; control the level of net charge-offs; generate retail investments; retain customers of greatest value; control expenses; monitor and manage the Company's internal operating and disclosure control environments; and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements which reflect management's analysis only as of the date of the statements. Readers should carefully review the disclosures we file from time to time with the Securities and Exchange Commission ("SEC"). Bancorp undertakes no obligation to publicly review or update forward-looking statements to reflect events or circumstances that arise after the date of this report.

WEST COAST BANCORP REPORTS FIRST QUARTER 2004 EARNINGS
   April 13, 2004
   Page 4 of 6


 FINANCIAL HIGHLIGHTS                                     Three months ended     Twelve months ended
 (Unaudited)                                                   March 31,             December 31,
 (Dollars and shares in thousands)                        2004        2003        2003         2002
----------------------------------------------------------------------------------------------------
 Interest and fees on loans                             $18,936     $19,494     $77,321      $82,989
 Interest on investment securities                        3,482       3,042      12,148       12,785
 Other interest income                                       14          12         209          254
                                                        -------     -------     -------      -------
Total interest income                                    22,432      22,548      89,678       96,028
 Interest expense on deposit accounts                     2,751       4,187      15,131       21,319
 Interest on borrowings including trust preferred sec.    1,444       1,663       5,508        7,213
                                                        -------     -------     -------      -------
 Total interest expense                                   4,195       5,850      20,639       28,532
                                                        -------     -------     -------      -------
   Net interest income                                   18,237      16,698      69,039       67,496
 Provision for loan loss                                    900         850       3,800        4,979
 Non-interest income
   Service charges on deposit accounts                    1,855       1,672       6,960        6,352
   Other service charges, commissions and fees            1,706       1,392       6,577        5,099
   Trust revenues                                           500         414       1,776        1,683
   Gains on sales of loans                                  913       1,142       5,124        4,024
   Bank owned life insurance                                224         110         827          227
   Other                                                    310          60         590        1,309
   Gains on sales of securities                               -         192         192            -
                                                        -------     -------     -------      -------
 Non-interest income                                      5,508       4,982      22,046       18,694
 Non-interest expense
   Salaries and employee benefits                         8,920       7,830      32,487       24,499
   Equipment                                              1,301       1,216       5,139        5,100
   Occupancy                                              1,573       1,181       4,901        4,642
   Check and other transaction processing                   629         675       2,778        2,572
   Professional fees                                        414         501       2,314        1,834
   Courier and postage                                      466         509       1,953        1,948
   Marketing                                                492         290       2,047        2,018
   Other loan expense                                       190         447       1,624        1,276
   Communications                                           290         286       1,166        1,100
   Other taxes and insurance                                190         182         700          721
   Printing and office supplies                             176         140         637          710
   Other non-interest expense                               547         427       2,404        2,598
                                                        -------     -------     -------      -------
 Non-interest expense                                    15,188      13,684      58,150       54,018
                                                        -------     -------     -------      -------
 Income before income taxes                               7,657       7,146      29,135       27,193
 Provision for income taxes                               2,486       2,427       9,338        8,990
                                                        -------     -------     -------      -------
 Net income                                             $ 5,171     $ 4,719     $19,797      $18,203
                                                        =======     =======     =======      =======
     Basic earnings per share                           $  0.35     $  0.31     $  1.31      $  1.17
     Diluted earnings per share                         $  0.33     $  0.30     $  1.26      $  1.13

 Weighted average common shares                          14,943      15,147      15,077       15,575
 Weighted average diluted shares                         15,642      15,611      15,674       16,069



PERIOD END BALANCES                                                                   Prior        Qtr-to-Qtr
(Unaudited)                          Quarter ended  Quarter ended   Year-to-year   Quarter ended    % change
(000's except per share data)           Mar-04        Mar-03        % change          Dec-03        annualized
--------------------------------------------------------------------------------------------------------------
 Total assets                         $1,684,001    $1,557,174         8.1%        $1,662,882          5.1%
 Total investment securities          $  316,410    $  265,072        19.4%        $  321,970         -6.9%
 Total loans                          $1,260,771    $1,174,242         7.4%        $1,220,881         13.1%
 Allowance for loan losses            $   18,685    $   17,246         8.3%        $   18,131         12.2%
 Total deposits                       $1,380,120    $1,272,475         8.5%        $1,404,859         -7.0%
 Total borrowings including
   including subordinated debentures  $  148,739    $  133,832        11.1%        $  103,646        174.0%
 Stockholders' equity                 $  143,114    $  134,543         6.4%        $  140,053          8.7%
 Non-performing assets                $    5,151    $    6,366       -19.1%        $    4,410         67.2%



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WEST COAST BANCORP REPORTS FIRST QUARTER 2004 EARNINGS
   April 13, 2004
   Page 5 of 6


WEST COAST BANCORP (unaudited)                                  First        First       Fourth        Year        Year
(in thousands except for per share data)                       Quarter      Quarter      Quarter     to date      to date
(all rates have been annualized where appropriate                2004        2003         2003         2003        2002
---------------------------------------------------------------------- --------------- ------------ ----------- -----------
CAPITAL
 - Stockholders' equity                                     $  143,114   $  134,543   $  140,053   $  140,053   $  133,387
 - Shares outstanding period end                                15,025       15,154       15,076       15,076       15,326
 - Average stockholders' equity to average assets                 8.47%        8.74%        8.36%        8.57%        8.76%
 - Book value per common share                              $     9.52   $     8.88   $     9.29   $     9.29   $     8.70
 - Tangible book value per common share                     $     9.47   $     8.80   $     9.23   $     9.23   $     8.62
PERFORMANCE RATIOS
 - Return on average assets                                       1.25%        1.25%        1.20%        1.24%        1.22%
 - Return on average equity                                      14.79%       14.35%       14.39%       14.52%       13.96%
 - Non-interest income to average assets                          1.33%        1.32%        1.30%        1.39%        1.26%
 - Non-interest expense to average assets                         3.68%        3.64%        3.54%        3.66%        3.63%
 - Efficiency ratio, tax equivalent                              62.86%       62.38%       62.60%       62.77%       61.32%
RATES
 - Earned on interest-earning assets                              5.86%        6.46%        5.77%        6.08%        6.99%
 - Paid on interest-bearing liabilities                           1.40%        2.10%        1.54%        1.78%        2.56%
 - Net interest spread                                            4.46%        4.36%        4.23%        4.29%        4.43%
 - Net interest margin                                            4.78%        4.82%        4.60%        4.70%        4.95%
 - Tax equivalent net interest income                       $   18,655   $   17,146   $   18,200   $   70,793   $   69,402
AVERAGE ASSETS
 - Investment securities                                    $  317,741   $  263,918   $  323,210   $  280,028   $  251,728
 - Commercial loans                                         $  246,461   $  217,014   $  238,575   $  234,720   $  201,600
 - Real estate construction loans                           $  117,368   $  116,236   $  115,696   $  116,820   $  109,044
 - Real estate mortgage loans                               $  182,234   $  153,302   $  174,889   $  163,505   $  137,744
 - Real estate commercial loans                             $  656,030   $  638,222   $  645,078   $  640,349   $  633,066
 - Installment and other consumer loans                     $   38,560   $   44,194   $   39,248   $   41,568   $   46,308
 - Total loans                                              $1,240,653   $1,168,968   $1,213,486   $1,196,962   $1,127,762
 - Total interest earning assets                            $1,568,364   $1,443,984   $1,569,079   $1,504,949   $1,401,525
 - Total assets                                             $1,659,927   $1,525,676   $1,659,062   $1,590,242   $1,487,564
AVERAGE LIABILITIES
 - Total demand deposits                                    $  300,358   $  249,671   $  312,837  $   283,504   $  234,189
 - Total interest bearing demand,
    savings, and money market                               $  734,022   $  623,798   $  731,220   $  669,689   $  592,150
 - Total certificates of deposits                           $  329,418   $  370,727   $  356,911   $  371,534   $  395,161
 - Total deposits                                           $1,363,798   $1,244,196   $1,400,968   $1,324,727   $1,221,500
 - Total borrowings including subordinated debentures       $  141,389   $  137,262   $  106,014   $  117,533   $  125,997
 - Total interest bearing liabilities                       $1,204,829   $1,131,788   $1,194,144   $1,158,755   $1,113,308
 - Total liabilities                                        $1,519,305   $1,392,292   $1,520,295   $1,453,925   $1,357,188
AVERAGE ASSET/LIABILITY RATIOS
 - Average int. earning assets to int. bearing liabilities       130.2%       127.6%       131.4%       129.9%       125.9%
 - Loans to assets                                                74.7%        76.6%        73.1%        75.3%        75.8%
 - Interest bearing deposits to assets                            64.1%        65.2%        65.6%        65.5%        66.4%
ASSET QUALITY
 - Non-accruing loans                                       $    3,560   $    4,815   $    2,669   $    2,669   $    5,080
 - 90-day delinquencies                                     $        9            -            -            -   $       15
 - Total non-performing loans                               $    3,569   $    4,815   $    2,669   $    2,669   $    5,095
 - Real estate owned                                        $    1,582   $    1,551   $    1,741   $    1,741   $    1,672
 - Total non-performing assets                              $    5,151   $    6,366   $    4,410   $    4,410   $    6,767
ASSET QUALITY RATIOS
 - Allowance for loan losses to total loans                       1.48%        1.47%        1.49%        1.49%        1.45%
 - Non-performing loans to total loans                            0.28%        0.41%        0.22%        0.22%        0.44%
 - Allowance for loan losses to Non-performing loans            523.57%      358.15%      679.30%      697.30%      330.45%
 - Non-performing assets to total assets                          0.31%        0.41%        0.27%        0.27%        0.44%
 - Allowance for loan losses to Non-performing assets           362.76%      270.90%      411.08%      411.08%      248.81%
 - Net loan charge-offs to average loans (annualized)             0.11%        0.15%        0.37%        0.21%        0.30%



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WEST COAST BANCORP REPORTS FIRST QUARTER 2004 EARNINGS
   April 13, 2004
   Page 6 of 6


 Trailing Four Quarters                First     Fourth    Third     Second   Trailing
 Financial Data and Ratios             Quarter   Quarter   Quarter   Quarter    Four
 (Unaudited) (dollars in thousands):    2004      2003      2003      2003     Quarters
---------------------------------------------------------------------------------------

 Net income                            $5,171    $5,034    $5,045    $4,999    $20,249
 Diluted earnings per share            $ 0.33    $ 0.32    $ 0.32    $ 0.32    $  1.29

 Return on average assets                1.25%     1.20%     1.24%     1.29%      1.24%
 Return on average equity               14.79%    14.39%    14.59%    14.76%     14.63%
 Net interest margin                     4.78%     4.60%     4.63%     4.78%      4.69%
 Efficiency ratio, tax equivalent       62.86%    62.60%    63.00%    63.05%     62.89%
 Non-interest income to Avg. Assets      1.33%     1.30%     1.43%     1.50%      1.39%
 Non-interest expense to Avg. Assets     3.68%     3.54%     3.66%     3.81%      3.67%